Exhibit 10.31

CONFORMED COPY

As of 19 January 2007

DEED OF TRUST AND CHARGE

between

JOHNSONDIVERSEY UK LIMITED

as Originator

JWPR CORPORATION

as Buyer

and

BANK OF NOVA SCOTIA

as Agent

7-11 Moorgate

London EC2R 6HH

-i-

10.	ENFORCEMENT OF SECURITY		7

	10.1	Security Enforceable	7
	10.2	Enforcement	7
	10.3	Power of Sale	8
	10.4	Statutory Powers	8
	10.5	Law of Property Act	8
	10.6	Realisation Accounts	8

11.	RECEIVERS		8

	11.1	Appointment of Receivers	8
	11.2	Powers of a Receiver	8

12.	POWER OF ATTORNEY		9

	12.1	Appointment	9
	12.2	Ratification	9

13.	RELEASE OF THE SECURITY		9

14.	PAYMENTS		9

15.	COSTS AND EXPENSES		9

	15.1	Transaction Costs	9
	15.2	Indemnity	10

16.	REMEDIES AND WAIVERS		10

17.	ADDITIONAL PROVISIONS		10

	17.1	Partial Invalidity	10
	17.2	Rights Cumulative	10
	17.3	Currency Conversion	10
	17.4	Currency Indemnity	10
	17.5	Variation	11

18.	ASSIGNMENT		11

	18.1	The Originator’s Rights	11
	18.2	The Buyer’s Rights	11

19.	NOTICES		11

20.	GOVERNING LAW		11

21.	COUNTERPARTS AND EFFECTIVENESS		11

	21.1	Counterparts	11

-ii-

21.2	Effectiveness	12

SCHEDULE 1 Form of Notice of Trust and Charge		13

SCHEDULE 2 Form of Acknowledgement of Trust and Charge		16

SCHEDULE 3 Form of Buyer’s Notice		17

-iii-

Exhibit 10.31

THIS DEED is dated as of 19 January 2007 and made between the following parties:

(1)	JOHNSONDIVERSEY UK LIMITED (the “Originator”), a limited company incorporated and existing under the laws of England (registered number 3459907) with its registered office at Weston Favell Centre, Northampton NN3 8PD, United Kingdom;

(2)	JWPR CORPORATION, a state of Nevada corporation, having its principal office at 3993 Howard Hughes Parkway, Suite 100, Las Vegas, NV 89109, United States of America (the “Buyer”); and

(3)	BANK OF NOVA SCOTIA, a Canadian bank, having its office for the purposes of this Deed at One Liberty Plaza, 26th Floor, New York, NY 10006, United States of America (the “Agent”).

BACKGROUND

(A)	The Originator wishes to offer to sell and assign to the Buyer, all of the Originator’s right, title and interest in and to the Receivables, together with the Related Security and Collections with respect thereto and the Buyer is willing to consider the purchase of such Receivables, together with the Related Security and Collections with respect thereto.

(B)	The Buyer is willing to consider the purchase of such Receivables and on the terms and subject to the conditions set out in the Receivables Offer Deed, one of those conditions being that the Originator enters into this Deed of Trust and Charge.

(C)	As a term of the offer, the Originator agrees to grant a trust over its legal and beneficial interest in the UK Collection Account to the extent of all Collections held therein, such Collections and such interest in the UK Collection Account to be held on trust by it for the benefit of the Buyer and the Agent in accordance with and subject to the terms of this Deed together with a grant of an charge over the Deposit (as defined below).

1.	INTERPRETATION

1.1	Definitions

In this Deed, including the Recitals, the following terms have the meanings given to them in this Clause.

“Acknowledgement of Trust and Charge” means an acknowledgement substantially in the form set out in Schedule 2 (Form of Acknowledgement of Trust and Charge) or in such other form as may be approved by the Buyer or the Agent.

“Buyer’s Notice” means a notice substantially in the form set out as Schedule 3 (Form of Buyer’s Notice) or in such other form as may be approved by the Buyer or the Agent.

“Deposit” means the balance from time to time standing to the credit of the UK Collection Account, including all Interest credited to the UK Collection Account, and all the Originator’s right, title and interest in and to and the benefit of the UK Collection Account and the indebtedness represented by such credit balance.

“Event of Enforcement” means:

(a)	the making of a declaration under Clause 6.2(a) of the Receivables Offer Deed following an Amortisation Event; or

(b)	the occurrence of an Amortisation Event specified in Clause 6.1(d).

“Interest” means all of the interest accruing on the Deposit.

“Liability” means any liability for the payment of money, whether in respect of principal, interest or otherwise, whether actual or contingent, whether owned jointly or severally and whether owed as principal or surety or in any other capacity.

“MSA Agreement” means the master sale agency agreement dated 3 May 2003 between Unilever N.V., Unilever plc and JohnsonDiversey Inc. (formerly known as S.C. Johnson Commercial Markets, Inc.)

“Notice of Trust and Charge” means a notice of trust and charge substantially in the form set out in Schedule 1 (Form of Notice of Trust and Charge) or in such other form as may be approved by the Buyer or the Agent.

“Receivables Offer Deed” means the receivables offer deed dated 24 October 2003 between the Originator and the Buyer.

“Receiver” means a receiver and manager or any other receiver (whether appointed pursuant to this Deed, pursuant to any statute, by a court or otherwise) of the Deposit or any part of it.

“Secured Obligations” means all present and future obligations and Liabilities of the Originator to the Buyer and the Agent under or in relation to any one or more of the Transaction Documents provided that no obligation or Liability shall be included in the definition of “Secured Obligations” to the extent that, if it were so included, the Security (or any part thereof) or any other provision of this Deed would be unlawful or prohibited by any applicable law.

“Security” means the security created by this Deed.

“Security Period” means the period beginning on the date of this Deed and ending on the date upon which the Receivables Offer Deed is terminated in accordance with Clause 9 of the Receivables Offer Deed.

“UK Collection Account” means the account of JohnsonDiversey UK Limited number 11289969, sort code 18-50-08 held with the UK Collection Account Bank or such other account as the parties may designate in writing from time to time.

“UK Collection Account Bank” means Citibank N.A., London Branch, Citigroup Centre, Canada Square, Canary Wharf, London, E14 5LB or such other collection account bank as the parties may designate in writing from time to time.

1.2	Continuing Events of Enforcement

An event which constitutes an Event of Enforcement shall be regarded as continuing if the circumstances constituting such event have not been remedied or waived.

1.3	Defined Terms

Unless otherwise stated, a term which is defined (or expressed to be subject to a particular construction) in the Receivables Offer Deed or the Purchase Agreement (as defined in the Receivable Offer Deed) shall have the same meaning (or be subject to the same construction) in this Deed.

1.4	References to Agreements

Unless otherwise stated, any reference in this Deed to any agreement or document (including any reference to this Deed or any other Transaction Document) shall be construed as a reference to:

(a)	such agreement or document as amended, varied, novated or supplemented from time to time;

(b)	any other agreement or document whereby such agreement or document is so amended, varied or novated; and

(c)	any other agreement or document entered into pursuant to or in accordance with any such agreement or document.

1.5	Certificates

A certificate of the Buyer as to the amount of any Secured Obligation owed to it shall be prima facie evidence of the existence and amount of such Secured Obligation, absent manifest error.

1.6	Statutes

Any reference in this Deed to a statute or statutory provision shall, unless the contrary is indicated, be construed as a reference to such statute or statutory provision as the same may have been, or may from time to time be, amended or re-enacted.

1.7	Implied Covenants

The following provisions of the Law of Property (Miscellaneous Provisions) Act 1994 will not apply to Clause 4.1:

(a)	the words “other than any charges, encumbrances or rights which that person does not and could reasonably be expected to know about” in Section 3(1);

(b)	the words “except to the extent that” and all the words thereafter in Section 3(2); and

(c)	Section 6(2).

1.8	Third Party Rights

It is agreed that otherwise than in circumstances where the requirements of this Deed with regard to assignments and transfers are satisfied, no term of this Deed shall be enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not or has not become a party to this Deed, provided that the Purchasers shall have the right to enforce any express provision relating to any rights in their favour contained in this Deed.

1.9	Clause and Schedule Heading

Clause and Schedule headings are for reference only and shall not affect the construction of this Deed.

2.	COVENANT TO PAY

The Originator agrees that promptly on demand of the Buyer or the Agent it will pay to the Buyer or the Agent any Secured Obligation which is due and unpaid in accordance with and subject to the provisions of the Receivables Offer Deed. The liability of the Originator under this Clause 2 shall not exceed the amount for the time being of the Deposit, save to the extent such liability arises under any provision of this Deed other than this Clause 2.

3.	DECLARATION OF TRUST

The Originator acknowledges and to the extent necessary declares that it holds and shall hold from and including the date hereof all of the benefit of the Collections and the benefit of the UK Collection Account to the extent that such Collections are held therein on trust for the Buyer and the Agent for application in the manner set out in the Receivables Offer Deed, including without limitation Clauses 5.1(i) (Collections) and 8 (Administration and Collection) thereof.

4.	CHARGE

4.1	Charge

To the extent that any right, title, interest or benefit in the Deposit is for any reason not effectively subject to the declaration of trust set out in Clause 3 (Declaration of Trust), the Originator charges with full title guarantee the Deposit to the Buyer and the Agent by way of a first floating charge as security for the payment and discharge of the Secured Obligations.

4.2	Notice of Trust and Charge

After the execution of this Deed, the Buyer or the Agent shall deliver to the UK Collection Account Bank a Notice of Trust and Charge and the Originator shall countersign such Notice of Trust and Charge.

4.3	Acknowledgement of Trust and Charge

(a)	The Originator shall procure that as soon as practicable after it receives a Notice of Trust and Charge, the UK Collection Account Bank shall deliver to the Buyer and the Agent an executed Acknowledgement of Trust and Charge.

(b)	Upon the occurrence of an Enforcement Event, the Buyer or the Agent may serve a Buyer’s Notice on the UK Collection Account Bank requiring it to comply with the terms of the Notice of Trust and Charge.

5.	THE DEPOSIT

5.1	No Dealings with the Deposit

The Originator acknowledges that during the Security Period (and save as contemplated in Clause 5.2 (Interest on the Deposit)) it shall not (nor shall it be entitled to):

(a)	agree to any waiver or amendment of the terms on which the UK Collection Account is maintained;

(b)	agree to the transfer or closure of the UK Collection Account; or

(c)	assign, charge or otherwise deal with or dispose of the Deposit or any part of it (save as contemplated by the Notice of Trust and Charge or as otherwise stated herein).

5.2	Interest on the Deposit

Any Interest which accrues on the balance for the time being standing to the credit of the UK Collection Account shall be credited to the UK Collection Account.

6.	CONTINUING SECURITY

6.1	Continuing and Independent Security

The Security created under Clause 4.1 of this Deed shall constitute and be continuing security which shall not be released or discharged by any intermediate payment or settlement of the Secured Obligations or any of them, shall continue in full force and effect until the end of the Security Period and is in addition to and independent of, and shall not prejudice or merge with, any other security (or any right of set-off) which the Buyer or the Agent may hold at any time for the Secured Obligations or any of them.

6.2	New Accounts

If the Buyer or the Agent receives notice of any mortgage, charge, pledge, lien or other encumbrance created or arising after the date of this Deed and affecting the Account and/or the Deposit or makes demand of the Originator for payment of the Secured Obligations (which are due and unpaid under and in accordance with the Receivables Offer Deed) or any of them:

(a)	the Buyer or the Agent may open a new account or accounts in respect of the Secured Obligations or any of them (and if it does not do so it shall be treated as if it had done so at the time it received such notice or made such demand); and

(b)	thereafter any amounts paid by the Originator to the Buyer or the Agent shall be credited (or be treated as having been credited) to a new account and not as having been applied in or towards payment of the Secured Obligations or any of them.

6.3	Avoidance of Payments

Where any release, discharge or other arrangement in respect of any Secured Obligation or any Security the Buyer or the Agent may hold for such Secured Obligation is given or made in reliance on any payment or other disposition which is avoided or must be repaid in an insolvency, liquidation or otherwise, and whether or not the Buyer or the Agent has conceded or compromised any claim that any such payment or other disposition will or should be avoided or repaid, this Deed and the Security shall continue as if such release, discharge or other arrangement had not been given or made.

6.4	Appropriation

The Buyer or the Agent shall not be obliged to apply any sums held or received by it in respect of the Secured Obligations in or towards payment of the Secured Obligations and any such sum may be credited to a suspense or impersonal account and held in such account pending the application from time to time (as the Buyer or the Agent may think fit) of such sums in or towards discharge of the Secured Obligations or any other obligations of the Originator to the Buyer or the Agent.

6.5	Application of Proceeds

Any monies held or received by the Buyer or the Agent or by any Receiver appointed by either of them pursuant to this Deed shall, after the Security shall have become enforceable be applied by the Buyer or the Agent for the following purposes and, unless otherwise determined by the Buyer or the Agent or such Receiver, in the following order of priority:

(a)	in or towards payment of any amounts payable to the Buyer or the Agent (or any Receiver appointed hereunder) for its or their own account under or in connection with the Transaction Documents, together with interest (as well after as before judgement) from the date the same becomes due and payable until the date the same are fully paid and discharged;

(b)	in or towards payment of all other Secured Obligations; and

(c)	after the end of the Security Period, in respect of monies other than Collections, in payment of the surplus (if any) to the Originator or any other person entitled thereto.

7.	REPRESENTATIONS AND WARRANTIES

The Originator makes the representations and warranties set out in Clause 3.1(a)-(g), (q) and (w) of the Receivables Offer Deed and acknowledges that the Buyer and the Agent has entered into this Deed in reliance on those representations and warranties. Such representations are made on the date of this Deed and are deemed repeated on the dates during the Security Period when the relevant representations and warranties under the Receivables Offer Deed are repeated with reference to the facts and circumstances then existing.

8.	UNDERTAKINGS

8.1	Authorisations

The Originator shall obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws of England to enable it lawfully to enter into and perform its obligations under this Deed and to ensure the legality, validity, enforceability and admissibility in evidence in England of this Deed.

8.2	No Action

The Originator shall not take any action which would cause any of the representations made in Clause 3 (Representations and Warranties) of the Receivables Offer Deed to be untrue at any time during the Security Period.

8.3	Notification of Misrepresentation

The Originator shall notify the Buyer and the Agent of the occurrence of any event which results in or may reasonably be expected to result in any of the representations made in Clause 3 (Representations and Warranties) of the Receivables Offer Deed being untrue when made or when deemed to be repeated.

9.	FURTHER ASSURANCE

The Originator shall from time to time and at its own expense give all such assurances and do all such things as the Buyer or the Agent may require in order to enable the Buyer or the Agent to perfect or protect the security created or intended to be created by this Deed or to exercise any of the rights conferred on it by this Deed or by law and to that intent the Originator shall execute all such instruments, deeds and agreements and give all such notices and directions as the Buyer or the Agent may consider appropriate.

10.	ENFORCEMENT OF SECURITY

10.1	Security Enforceable

The Security shall become immediately enforceable if an Event of Enforcement has occurred and at any time thereafter whilst it is continuing, the Buyer or the Agent notifies the Originator of the occurrence of that event or takes, under any one or more of the Transaction Documents, any of the steps it was entitled to take by reason of the occurrence of such event.

10.2	Enforcement

At any time after the Security has become enforceable, the Buyer or the Agent may in its absolute discretion enforce the Security or any part of it and exercise any of the rights conferred on it by this Deed or by law at such times and in such manner as it thinks fit.

10.3	Power of Sale

At any time after the Security has become enforceable, the Buyer or the Agent may (without notice to the Originator) sell or require payment to it of or otherwise dispose of the Deposit or any part of it and shall be entitled to apply the proceeds of such sale or other disposal in paying the costs of such sale or disposal and thereafter in or towards the discharge of the Secured Obligations or otherwise as provided for in this Deed.

10.4	Statutory Powers

For the purposes of all powers implied by statute, the Secured Obligations shall be deemed to have become due and payable on the date of this Deed.

10.5	Law of Property Act

Sections 93 and 103 of the Law of Property Act 1925 shall not apply to this Deed or to any exercise by the Buyer of its right to consolidate mortgages or its power of sale.

10.6	Realisation Accounts

If the Buyer or the Agent enforces the Security, the Buyer or the Agent may open and maintain with such financial institutions as it thinks fit one or more interest-bearing realisation accounts and pay any moneys it holds or receives under or pursuant to this Deed into any such realisation account pending the application of such moneys in accordance with the Receivables Offer Deed, including without limitation Clauses 5.1(i) (Collections) and 8 (Administration and Collection) thereof.

11.	RECEIVERS

11.1	Appointment of Receivers

At any time after the Security has become enforceable or the Buyer or the Agent has made demand of the Originator for payment of any or all of the Secured Obligations, or if the Originator requests it to do so, the Buyer or the Agent may by written instrument and without notice to the Originator appoint one or more persons as Receiver of the Deposit or any part of it, each such person being entitled to act individually as well as jointly and being for all purposes the agent of the Originator.

11.2	Powers of a Receiver

In addition to the powers conferred on the Buyer and the Agent by this Deed, each Receiver appointed pursuant to Clause 11.1 (Appointment of Receivers) shall have in relation to the Deposit in respect of which such Receiver was appointed all the powers (a) conferred by the Law of Property Act 1925 (as extended by this Deed) on a Receiver appointed under that Act and (b) set out in Schedule 1 to the Insolvency Act 1986 as if such person were an administrative receiver of the Originator.

12.	POWER OF ATTORNEY

12.1	Appointment

By way of security for the performance of its obligations under this Deed, the Originator irrevocably appoints each of the Buyer and the Agent and their delegates and sub-delegates to be its attorney acting severally (or jointly with any other such attorney or attorneys) and on its behalf and in its name or otherwise to do any and every thing which the Originator is obliged to do under the terms of this Deed or which such attorney considers necessary or appropriate in order to enable the Buyer or the Agent or such attorney to exercise the rights conferred on it by this Deed or by law.

12.2	Ratification

The Originator ratifies and confirms and agrees to ratify and confirm whatever any attorney appointed under this Deed shall properly have done in its capacity as such.

13.	RELEASE OF THE SECURITY

After the end of the Security Period, the Buyer and the Agent shall, at the request and cost of the Originator, execute all such documents and do all such other things as may be required to release the Security, in each case without recourse to or any representation or warranty by or from the Buyer and the Agent; provided that at any time following enforcement of the Security pursuant to this Clause 13, the Buyer and the Agent shall release monies, other than Collections, constituting the Deposit if and to the extent the Originator provides satisfactory evidence to the Buyer and the Agent that such monies are (a) not Collections and (b) in an amount equal to sums due and payable, and which have been collected by the Originator, for the benefit of any Unilever group company pursuant to the terms of the MSA Agreement. For the avoidance of doubt, the parties acknowledge and agree that the presentation of a report (the “Unilever Report”) prepared by the Originator in the form agreed and initialled by the parties for the purposes of identification on or about the date of this Deed shall be satisfactory evidence for a release of funds under this Clause 13.

14.	PAYMENTS

Each payment made by the Originator to the Buyer under this Deed shall be made in accordance with Clause 5.1(l) of the Receivables Offer Deed, mutatis mutandis. For the avoidance of doubt, any payment made by the Originator to the Agent in respect of the Secured Obligations shall constitute satisfactory discharge to the extent paid, irrespective of whether such obligations are owed to the Buyer or the Agent.

15.	COSTS AND EXPENSES

15.1	Transaction Costs

Subject to any agreement between the Buyer, the Agent and the Originator, the Originator shall pay to the Buyer and the Agent all reasonable costs and actual out-of-pocket expenses in connection with the preparation, execution and delivery of this Deed, the transactions contemplated hereby and the other documents to be delivered hereunder.

15.2	Indemnity

The Originator shall indemnify the Buyer and the Agent and their assigns (including, without limitation, the Purchasers), officers, directors, agents and employees from and against any and all damages, costs, claims, losses, stamp duty, sales, excise, registration and other taxes, expenses (including legal fees) and liabilities and any VAT thereon which the Buyer or the Agent may incur as a result of the occurrence of any Event of Enforcement or the exercise or enforcement by the Buyer or the Agent of any of the rights and powers conferred on it by this Deed or by law.

16.	REMEDIES AND WAIVERS

No failure by the Buyer or the Agent to exercise, nor any delay by the Buyer or the Agent in exercising, any right or remedy under this Deed shall operate as a waiver thereof nor shall any single or partial exercise of any such right or remedy prevent any further or other exercise thereof or the exercise of any other such right or remedy.

17.	ADDITIONAL PROVISIONS

17.1	Partial Invalidity

If at any time any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect or the Security (or any part of it) is or becomes ineffective in any respect under the law of any jurisdiction, such illegality, invalidity, unenforceability or ineffectiveness shall not affect:

(a)	the legality, validity or enforceability of the remaining provisions of this Deed or the effectiveness in any other respect of the Security under such law; or

(b)	the legality, validity or enforceability of such provision or the effectiveness of the Security under the law of any other jurisdiction.

17.2	Rights Cumulative

The rights and remedies provided by this Deed are cumulative and not exclusive of any rights or remedies provided by law.

17.3	Currency Conversion

In order to apply any sum held or received by the Buyer or the Agent in or towards payment of the Secured Obligations, the Buyer or the Agent may purchase an amount in another currency and the rate of exchange to be used shall be that at which, at such time as it considers appropriate, the Buyer or the Agent is able to effect such purchase.

17.4	Currency Indemnity

If any sum due from the Originator under this Deed or any order or judgment given or made in relation to this Deed has to be converted from the currency (the “first currency”) in which the same is payable under this Deed or under such order or judgment into another currency (the “second currency”) for the purpose of (a) making or filing a claim or proof against the Originator,

(b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to this Deed, the Originator shall indemnify and hold harmless the Buyer or the Agent from and against any loss it suffers or incurs as a result of any discrepancy between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the Buyer or the Agent may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

17.5	Variation

This Deed may only be varied by a Deed executed by the Originator, the Buyer and the Agent.

18.	ASSIGNMENT

18.1	The Originator’s Rights

The rights of the Originator under this Deed are not assignable or transferable and the Originator agrees that it will not purport to assign all or any such rights.

18.2	The Buyer’s Rights

This Deed shall be binding upon and inure to the benefit of the Originator, the Agent, the Buyer and their respective successors and permitted assigns (including any trustee in bankruptcy).

19.	NOTICES

Each communication, document or notice to be made or delivered under this Deed shall be made in accordance with Clause 10.3 of the Receivables Offer Deed, mutatis mutandis, provided that the address for notices shall be at their respective addresses or telecopy numbers set out on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties to this Deed.

20.	GOVERNING LAW

This Deed shall be governed by and construed in accordance with English law.

21.	COUNTERPARTS AND EFFECTIVENESS

21.1	Counterparts

This Deed may be executed in counterparts and such counterparts taken together shall constitute one and the same instrument.

21.2	Effectiveness

This Deed shall take effect and be delivered as a Deed on the date on which it is stated to be made.

IN WITNESS WHEREOF this Deed has been executed as a deed by the Originator and has been signed on behalf of the Buyer and the Agent.

SCHEDULE 1

Form of Notice of Trust and Charge

To:	Citibank N.A., London Branch
Citigroup Centre
Canada Square
Canary Wharf
London
E14 5LB
Attention:	[ ][Position/Area]
Dated:	[ ]

Dear Sirs,

JohnsonDiversey UK Limited (the “Charging Company”)

Notice of Trust and Charge – Collection Account Number: 11289969 Sort Code 18-50-08 (the “Collection Account”)

1.	Pursuant to the deed of trust and charge dated 2007 between the Charging Company, JWPR Corporation as Buyer and Bank of Nova Scotia as Agent (the “Deed”) the Charging Company has (a) created a trust in favour of the Buyer and the Agent over its benefit of the Collection Account and the benefit of any balance standing from time to time to the credit of the Collection Account and (b) charged by way of first floating charge in favour of the Buyer and the Agent all its rights to, and interest in, the balance standing from time to time to the credit of the Collection Account.

2.	The Charging Company hereby irrevocably and unconditionally instructs and authorises you to disclose to the Buyer or the Agent any information relating to the Collection Account which the Buyer or the Agent requests you to disclose. Until you are notified otherwise by the Buyer or the Agent, you shall provide the Charging Company with a monthly statement in respect of the Collection Account on the last local business day of each month and shall provide such statements to the Buyer and the Agent following the delivery of a Buyer’s Notice (as defined in paragraph 4 below), in each case showing amounts received, transferred and the balance standing to the credit of the Collection Account and, in the case of a requested statement, such statement shall be provided as soon as reasonably practicable after receipt of a request for a statement.

3.	In accordance with the trust created over the Collection Account by the Charging Company in the Deed, you confirm that you waive any statutory lien arising by law, any lien arising under its general terms and conditions and waives any right it has or may hereafter acquire to set-off, combine, consolidate or merge the Collection Account with any other account of the Charging Company or any other person or any liabilities of the Charging Company or any other person to you and agree that you may not set off, transfer, combine or withhold payment of any sum whatsoever standing to the credit of the Collection Account in or towards or conditionally upon satisfaction of any liabilities to you of the Charging Company or any other person (unless ordered to set off, combine, transfer, consolidate, merge or withhold by order of a court of competent jurisdiction or required by statute).

4.	The Charging Company hereby authorises you, and you undertake and agree, that as soon as reasonably practicable and in any event within three (3) business days of receipt of written notice from the Buyer or the Agent substantially in the form set forth in the attached Appendix 1 (the “Buyer’s Notice”):

(a)	to pay or to release any moneys standing to the credit of the Collection Account, in accordance with any instructions which you receive from the Buyer or the Agent;

(b)	not to permit any withdrawal by the Charging Company of any moneys standing to the credit of the Collection Account, without the prior written consent of the Buyer or the Agent and to hold all such moneys to the order of the Buyer or the Agent;

(c)	to comply with the terms of any written notices or written instructions relating to the Collection Account and which you receive from the Buyer or the Agent;

(d)	to deem all rights, authority and power of the Charging Company in respect of the operation of the Collection Account to be blocked; and

(e)	to cease to action any outstanding instructions issued by the Charging Company in respect of the operation of the Collection Account.

5.	Notwithstanding the existence of the trust established pursuant to the Deed, prior to receipt of the Buyer’s Notice, the Buyer and the Agent hereby confirm that they consent to the following transactions in relation to the Collection Account in accordance with the terms of the mandate relating to such Collection Account:

(a)	you may collect and pay to the credit of the Collection Account the proceeds of credits for the account of the Charging Company;

(b)	you may make payments to third parties or to other Account in the name of the Charging Company on the instructions of the Charging Company and debit the amounts involved to any Collection Account.

6.	Notwithstanding anything in this Notice to the contrary, it is agreed by the parties to this Notice that you shall not be liable to the Charging Company or its parent Johnson Diversey Inc or the Buyer or the Agent for any action taken under this Notice, or with respect to the Collection Account, if such action is undertaken in good faith:

(a)	in accordance with the terms and conditions of this Notice; or

(b)	pursuant to a request or notice you reasonably believe to be from the Buyer or the Agent with respect to any monies from time to time on deposit in the Collection Account,

except in each case, for your own negligence, wilful misconduct.

You shall furthermore be indemnified by the parent of the Charging Company and Johnson Diversey Inc. for any claims made against you in connection with this Notice unless such claim is based on your own negligence, wilful misconduct or fraud.

7.	You may be entitled to act or rely on any notice, request or instruction of the Buyer or the Agent which you reasonably believe to be genuine and correct.

8.	The Buyer or the Agent shall send all notices to you by fax and email for the attention of the following persons:

Richard M. Levin

Managing Director

GRB Parent Account Manager

Fax: +1 312-281-9150

Email: richard.m.levin@citigroup.com

Irina Voloshin

Vice President

GRB Relationship Associates

Fax: +1 312-281-9154

Email: irina.voloshin@citigroup.com

Nigel J Barton

Director and SCO

Citigroup

Global Transactions Services Relationship Management

Fax: +44 (0)20 7986 5550

Email: nigel.barton@citigroup.com

Upen Parekh

GTS Corporate Client Manager

Citigroup Global Transaction Services

Corporate and Investment Banking

Fax:+44 (0)20 7500 2662

e-mail: upendra.parekh@citigroup.com

Tariq Farooq

Account Manager

Global Transaction Services

Corporate and Investment Banking

Fax: +44 (0)20 7500 2662

Email: tariq.farooq@citigroup.com

or such other persons as you may designate in writing to the Buyer or the Agent from time to time.

Any notice will only be effective when received in legible form by you.

9.	The instructions and authorisations which are contained in this letter shall remain in full force and effect until the Charging Company, the Buyer and the Agent give you joint notice in writing revoking or amending them. You may otherwise comply with the instructions contained in this letter without further authority from the Charging Company.

10.	The instructions and authorisations in this letter supersede any instructions and authorisations to the contrary given to you by or on behalf of the Charging Company.

11.	This letter is governed by English law.

12.	Please acknowledge your acceptance of the instructions and authorisations contained in this notice by signing the attached Form of Acknowledgement and returning it to the Buyer or the Agent at [ADDRESS] copied to us.

Yours faithfully,

JOHNSONDIVERSEY UK LIMITED		JWPR CORPORATION

By:		By:
	Authorised Signatory		Authorised Signatory

[Agent]

By:
Authorised Signatory

SCHEDULE 2

Form of Acknowledgement of Trust and Charge

To:	JOHNSONDIVERSEY UK LIMITED

JWPR CORPORATION

BANK OF NOVA SCOTIA

ACKNOWLEDGEMENT OF TRUST AND CHARGE

Account Number: 11289969              Sort Code 18-50-08

We, Citibank N.A., London Branch, acknowledge receipt of the Notice and confirm that we:

•	accept the instructions and authorisations contained in the Notice and agree to comply with the terms thereof; and

•

as soon as reasonably practicable and in any event within three (3) business days of receipt of the Buyer’s Notice from the Buyer or the Agent, shall not permit any amount to be withdrawn from any Collection Account save as permitted by your prior written consent.

Yours faithfully

for and on behalf of

Citibank N.A., London Branch

SCHEDULE 3

Form of Buyer’s Notice

To:	Richard M. Levin

Managing Director

GRB Parent Account Manager

Fax: +1 312-281-9150

Email: richard.m.levin@citigroup.com

Irina Voloshin

Vice President

GRB Relationship Associates

Fax: +1 312-281-9154

Email: irina.voloshin@citigroup.com

Nigel J Barton

Director and SCO

Citigroup

Global Transactions Services Relationship Management

Fax: +44 (0)20 7986 5550

Email: nigel.barton@citigroup.com

Upen Parekh

GTS Corporate Client Manager

Citigroup Global Transaction Services

Corporate and Investment Banking

Fax:+44 (0)20 7500 2662

e-mail: upendra.parekh@citigroup.com

Tariq Farooq

Account Manager

Global Transaction Services

Corporate and Investment Banking

Fax: +44 (0)20 7500 2662

Email: tariq.farooq@citigroup.com

Account Number: 11289969              Sort Code 18-50-08

BUYER’S NOTICE -URGENT

We [                    ], as [Buyer/Agent] give you notice (the “Buyer’s Notice”) pursuant to paragraph 4 of the Notice of Trust and Charge dated [ ] for the above account (the “Notice”).

We inform you that, in accordance with the terms of the Notice, you should henceforth (i) cease to operate the Transfer Instructions in accordance with paragraph 4 of the Notice and (ii) operate the above account solely in accordance with instructions of [one/two etc] authorised signatories as set out below (the “Authorised Signatories”) given by the Agent or the Buyer, and ignore any instructions or directions given by the Charging Company. This Buyer’s Notice does not affect the operation of the Originator’s other accounts (if any) with yourselves.

Any change in the authorised signatories will require confirmation by [one/two] of the Authorised Signatories.

Please acknowledge safe receipt of this Buyer’s Notice by signing and returning a copy to us.

If you have any doubt a to the effect of this Buyer’s Notice, you are advised to refer to your legal advisers enclosing a copy of this notice and the Notice as a matter or urgency.

Authorised Signatories [number determined by Buyer/Agent]

Name/Capacity

Name/Capacity

Name/Capacity

THE ORIGINATOR

Signed as a deed by
for and on behalf of
JOHNSONDIVERSEY UK LIMITED

By:	Emma Dobson	Mariyn Hanly
	Director	Secretary

Address:	Weston Favell Centre, Northampton NN3 8PD, United Kingdom

Fax Number:	+44 (0)1604 406 809

Attention:	Chief Financial Officer

THE BUYER

JWPR CORPORATION

By:	William Uelmen

Address:	3993 Howard Hughes Parkway, Suite 100, Las Vegas, NV 89109, United States of America

Fax Number:	+1 702 691-2236

Attention:	Mr. William Uelmen, President

THE AGENT

BANK OF NOVA SCOTIA

By:	Darren Ward
Director

Address:	One Liberty Plaza, 26th Floor, New york, NY 10006

Fax Number:	+1 212 225-5274

Attention:	Darren Ward